EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-84620 and 33-61917) and in the Registration Statements on Form S-8 (Nos. 33-61973, 33-61971 and 33-61975) of Royce Laboratories, Inc. of our report dated February 28, 1996, appearing on Page F-1 of this Form 10-K.

/s/ PRICE WATERHOUSE LLP
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    PRICE WATERHOUSE LLP
    Miami, Florida
    March 26, 1996